CROMPTON & KNOWLES CORPORATION
                                EMPLOYEE STOCK OWNERSHIP PLAN
                             STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                          FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                       1994
   Fixed         C&K         Equity      Advisers     Mortgage
   Income Fund   Stock Fund      Fund         Fund         Fund        Total
Investment income:

  Cash dividends on
  investment in common
  stock of Crompton &
  Knowles Corporation and
  interest on short-term
  investments
  $      4,357 $    879,230 $      4,847 $      1,583 $        652 $    890,669

  Realized gain on sale
  of investments and
  withdrawals
        -        1,242,744        -            -            -        1,242,744

  Interest earned - John
  Hancock Mutual Life
  Insurance Company group
  annuity contract
     -            -            -            -            -            -

  Interest earned - Hartford
  Life Insurance Company
  group annuity contract
      949,787        -            -            -            -          949,787

  Net investment income
   954,144    2,121,974        4,847        1,583          652    3,083,200

Increase (decrease) in unrealized
appreciation of investments

    -      (12,033,946)      25,662      (14,931)      (4,103) (12,027,318)

Contributions:
  Employee Rollovers  1,039        -              221     -      -       1,260
  Employees       701,355    1,548,111      268,877   94,419 53,431    2,666,193
  Employer - Net of
  forfeitures   -        1,676,755    -     -            -        1,676,755

Withdrawals and
Distributions
(972,580)  (2,231,903)    (122,309)     (28,957)     (15,192)  (3,370,941)

Employee interfund
transfers   750,591   (1,286,569)     416,791      123,419       (4,232)       -

Net increase/(decrease) in
Plan Equity for the year
   1,434,549  (10,205,578)     594,089      175,533       30,556   (7,970,851)

Plan Equity at beginning
of year
   13,629,715   42,681,600    1,817,646      482,592      208,979   58,820,532

Plan Equity at end of year
  $ 15,064,264 $ 32,476,022 $  2,411,735 $    658,125 $    239,535 $ 50,849,681



                                       1993
         Fixed         C&K         Equity      Advisers     Mortgage
     Income Fund   Stock Fund      Fund         Fund         Fund        Total
Investment income:

  Cash dividends on
  investment in common
  stock of Crompton &
  Knowles Corporation and
  interest on short-term
  investments
  $      1,755 $    755,945 $      1,371 $        352 $        288 $    759,711

  Realized gain on sale
  of investments and
  withdrawals
      -        4,614,837        -            -            -        4,614,837

  Interest earned - John
  Hancock Mutual Life
  Insurance Company group
  annuity contract
   -            -            -            -            -            -

  Interest earned - Hartford
  Life Insurance Company
  group annuity contract
 865,918        -            -            -            -          865,918

  Net investment income
 867,673    5,370,782        1,371          352          288    6,240,466

Increase (decrease) in unrealized
appreciation of investments
     -       (5,181,885)     206,916       42,937        8,885   (4,923,147)

Contributions:
Employee Rollovers 13,566     -        -       -            -           13,566
Employees  860,790    1,435,118      207,199    67,839       56,070    2,627,016
Employer - Net of
forfeitures-        1,617,481     -            -            -        1,617,481

Withdrawals and
Distributions(1,684,871)  (5,012,089)  (67,674)  (42,839) (3,371)  (6,810,844)

Employee interfund
transfers 1,448,397   (1,605,768)     112,091       48,780       (3,500)       -

Net increase/(decrease) in
Plan Equity for the year
     1,505,555   (3,376,361)     459,903      117,069       58,372   (1,235,462)

Plan Equity at beginning
of year
  12,124,160   46,057,961    1,357,743      365,523      150,607   60,055,994

Plan Equity at end of year
$ 13,629,715 $ 42,681,600 $  1,817,646 $    482,592 $    208,979 $ 58,820,532



                                    1992
             Fixed         C&K         Equity      Advisers     Mortgage
   Income Fund   Stock Fund      Fund         Fund         Fund        Total
Investment income:

  Cash dividends on
  investment in common
  stock of Crompton &
  Knowles Corporation and
  interest on short-term
investments$   2,822 $    623,066 $      1,391 $    98 $         14 $    627,391

  Realized gain on sale
  of investments and
  withdrawals   -     1,609,135    -            -            -        1,609,135

  Interest earned - John
  Hancock Mutual Life
  Insurance Company group
  annuity contract
       639,652        -            -            -            -          639,652

  Interest earned - Hartford
  Life Insurance Company
  group annuity contract
      357,397        -            -            -            -          357,397

  Net investment income
      999,871    2,232,201        1,391           98           14    3,233,575

Increase (decrease) in unrealized
appreciation of investments

 -         (247,893)     112,809       16,268           50     (118,766)

Contributions:
Employee Rollovers 73,660        -     -       -            -           73,660
  Employees   844,818    1,274,968   137,469    20,158       18,867    2,296,280
  Employer - Net of
  forfeitures  -     1,276,023     -            -            -        1,276,023

Withdrawals and
Distributions
(1,259,484)  (1,771,906)   (32,334)   (2,781)   (324)  (3,066,829)

Employee interfund
transfers
     (446,172)    (394,098)     376,490      331,780      132,000        -

Net increase/(decrease) in
Plan Equity for the year
  212,693    2,369,295      595,825      365,523      150,607    3,693,943

Plan Equity at beginning
of year
  11,911,467   43,688,666      761,918        -            -       56,362,051

Plan Equity at end of year
 $ 12,124,160 $ 46,057,961 $  1,357,743 $    365,523 $    150,607 $ 60,055,994



                  See accompanying notes to financial statements